UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2006

ENTERPRISE GP HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-32610	13-4297064
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1100 Louisiana, 10th Floor, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 381-6500
Registrant’s Telephone Number, including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)          On November 1, 2006, EPCO, Inc., the sole member of EPE Holdings, LLC (our general partner) elected Mr. Thurmon Andress to our general partner’s board of directors. Mr. Andress has also been elected to the Audit, Conflicts and Governance Committee of our general partner. The board has also determined that Mr. Andress meets the independence, qualification and experience requirements of the New York Stock Exchange and Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

Enterprise GP Holdings L.P. issued a press release dated November 6, 2006 regarding the election of Mr. Andress to the board of directors. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in the press release attached as Exhibit 99.1 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
99.1	Press release issued on November 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE GP HOLDINGS L.P.

By:	EPE Holdings, LLC,
its General Partner

Date: November 6, 2006	By: ___/s/ Michael J. Knesek_____________________
Name:	Michael J. Knesek
Title:	Senior Vice President, Controller and Principal
Accounting Officer of EPE Holdings, LLC